UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 000-28481
                           ----------------------
                           Commission File Number

                                ICONET, INC.
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)

     Nevada                                            86-0891931
-----------------------                 -----------------------------------
(State of organization)                (I.R.S. Employer Identification No.)

                               8 Gaucho Drive
                         Rolling Hills Estates, CA
                                   90274
                  ----------------------------------------
                  (Address of principal executive offices)

                               (416) 682-9255
              -----------------------------------------------
              Company's telephone number, including area code

                        Consultant Compensation Plan
                       -----------------------------
                          (Full Title Of The Plan)

                          Randy Miller, President
                               8 Gaucho Drive
                      Rolling Hills Estates, CA 90274
                     ----------------------------------
                  (Name And Address Of Agent For Service)

                               (416) 682-9255
                             ------------------
       (Telephone Number, Including Area Code, Of Agent For Service)

                      Calculation Of Registration Fee

        Title of      Proposed     Proposed     Amount of
      Securities        Amount      Maximum       Maximum  Registration
           To be         to be     Offering     Aggregate           Fee
      Registered    Registered    Price Per      Offering
                                      Share         Price
------------------------------------------------------------------------
   Common Stock,    2,550,000        $ .16   $408,000.00       $ 102.00
  .001 Par Value

                                     1

PART  I.  INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.  PLAN  INFORMATION

(A)  GENERAL  PLAN  INFORMATION

(1) THE PLAN IS TO BE ENTITLED "THE CONSULTANT COMPENSATION PLAN" AND IS TO BE OFFERED BY ICONET, INC. (HEREINAFTER "REGISTRANT").

(2) THE GENERAL NATURE AND PURPOSE IS TO COMPENSATE THE FOLLOWING CONSULTANTS (HEREINAFTER CONSULTANTS) FOR SERVICES
     RENDERED TO REGISTRANT, NONE OF WHICH SERVICES RELATE TO THE OFFER OR SALE OF SECURITIES IN A CAPITAL RAISING TRANSACTION OR THE DIRECT OR INDIRECT PROMOTION OR MAINTENANCE OF A MARKET FOR THE REGISTRANT'S
     SECURITIES:

(A)  HEINRICH IX PRINZ REUSS                               2,000,000 SHARES
     Frankfurter Landstr. 44
     61440 Oberursel
     Deutschland

     SERVICES PROVIDED INCLUDE ASSISTING THE REGISTRANT IN IDENTIFYING ACQUISITION TARGETS AND IN STRUCTURING POSSIBLE MERGERS/ACQUISITIONS TO EXPAND REGISTRANT'S BUSINESS OPERATIONS AND PROVIDE GENERAL BUSINESS CONSULTING SERVICES TO REGISTRANT.

(B)  ROBERT GOVE                                              50,000 SHARES
     8 Gaucho Drive
     Rolling Hills Estates, CA 90274

     SERVICES PROVIDED INCLUDE ASSISTING THE REGISTRANT IN IDENTIFYING ACQUISITION TARGETS AND IN STRUCTURING POSSIBLE MERGERS/ACQUISITIONS TO EXPAND REGISTRANT'S BUSINESS OPERATIONS AND PROVIDE GENERAL BUSINESS CONSULTING SERVICES TO REGISTRANT.

THE TERM OF THE TWO ABOVE-REFERENCED CONSULTING AGREEMENTS IS SIX (6) MONTHS FROM THE DATE OF THE AGREEMENT, NOVEMBER 18, 2002, UNLESS EXTENDED BY MUTUAL AGREEMENT OF THE PARTIES OR PREVIOUSLY TERMINATED. THIS IS CONTEMPLATED TO BE A ONE-TIME TRANSFER OF REGISTRANT'S SECURITIES TO CONSULTANTS. THERE ARE NO PROVISIONS FOR MODIFICATION, EARLY TERMINATION, OR EXTENSION CURRENTLY BEING CONTEMPLATED.

(C)  MICHAEL J. MORRISON                                     500,000 SHARES
     1495 RIDGEVIEW DRIVE, SUITE 220
     RENO, NV 89509

     SERVICES PROVIDED INCLUDED GENERAL CORPORATE LEGAL SERVICES,
     NEGOTIATION AND PREPARATION OF CONTRACTS AND DOCUMENTS, AND SECURITIES COUNSELLING, INCLUDING ASSISTANCE IN PREPARATION OF SEC FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

     THE LEGAL SERVICES CONTEMPLATED UNDER THE PLAN HAVE ALL BEEN FULLY
     PERFORMED.

(3) THE PLAN IS NOT, UNDER THE BEST KNOWLEDGE OF REGISTRANT, SUBJECT TO ANY PROVISIONS OF ERISA.

(4) CONTACT INFORMATION: RANDY MILLER, PRESIDENT OF REGISTRANT, 8 GAUCHO DRIVE ROLLING HILLS ESTATES, CA 90274; TELEPHONE: (416) 682-9255.

                                     2

(B)  SECURITIES  TO  BE  OFFERED

(1)  A TOTAL OF 2,550,000 SHARES OF REGISTRANT'S COMMON STOCK WILL BE
     OFFERED.

(2)  NOT  APPLICABLE

(C) EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN: THE CONSULTANT LISTED IN NO. 2 ABOVE IS THE ONLY ELIGIBLE PARTICIPANT IN THIS PLAN.

(D)  PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES
     OFFERED:

     (1)  CONSULTANTS SHALL HAVE SHARES ISSUED TO THEM AS FULL
          CONSIDERATION FOR THE REFERENCED SERVICES.

     (2) CONSULTANTS SHALL BE DEEMED TO HAVE PAID IN FULL FOR THE SHARES AS COMPENSATION FOR THE CONSULTING SERVICES UNDER REGISTRANT'S CONSULTING SERVICES PLAN.

     (3)  CONSULTANTS ARE PERMITTED TO RECEIVE A TOTAL OF 2,550,000 SHARES.

     (4)  NOT  APPLICABLE

     (5)  NOT  APPLICABLE

     (6) THE SECURITIES WILL BE ISSUED DIRECTLY FROM REGISTRANT'S TREASURY; NO FEES, COMMISSIONS OR OTHER CHARGES WILL BE PAID.

(E)  RESALE  RESTRICTIONS:  NO  RESTRICTIONS  ON  RESALE  ARE  CURRENTLY
     CONTEMPLATED.

(F) TAX EFFECTS OF PLAN PARTICIPATION: CONSULTANTS WILL REALIZE INCOME WHEN THEY RECEIVES THE SHARES, BASED ON THEIR AGREEMENT WITH REGISTRANT, AND MAY REALIZE A GAIN WHEN THEY SELL THE SHARES, BASED ON THE SALE PRICE THEY RECEIVE VERSUS THE PURCHASE PRICE. REGISTRANT DOES NOT FORESEE A TAX CONSEQUENCE FOR ITSELF. THE PLAN DOES NOT, TO THE BEST KNOWLEDGE OF REGISTRANT, QUALIFY UNDER SECTION 401(A) OF THE INTERNAL REVENUE CODE.

(G)  INVESTMENT OF FUNDS: THERE WILL BE NO FUNDS RECEIVED.

(H)  WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST

     (1)  NO WITHDRAWAL OR TERMINATION TERMS ARE CURRENTLY CONTEMPLATED.

     (2) NO ASSIGNMENT OR HYPOTHECATION TERMS ARE CURRENTLY CONTEMPLATED, BUT REGISTRANT WILL PERMIT AN ASSIGNMENT OF THE INTERESTS IF CONSULTANTS CHOOSES TO ASSIGN THEIR INTEREST TO A THIRD PARTY.

     (3)  NOT APPLICABLE

(I) FORFEITURES AND PENALTIES: THERE IS NO CURRENTLY CONTEMPLATED FORFEITURE OR PENALTY EVENT.

(J)  CHARGES, DEDUCTIONS AND LIENS THEREOF

     (1) THERE ARE NO CHARGES OR DEDUCTIONS CURRENTLY CONTEMPLATED.

     (2) THERE ARE NO CREATION OF LIEN TERMS CURRENTLY CONTEMPLATED.

     (3) NOT APPLICABLE
                                        3

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

REGISTRANT PLANS TO IMMEDIATELY FORWARD A COPY OF THIS FORM AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE TO CONSULTANTS UPON THE FILING OF THIS FORM, THUS SATISFYING THE REQUIREMENTS FOR THIS SECTION.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

(A) THE FORM 10-K REPORT FILED BY REGISTRANT FOR THE YEAR ENDING DECEMBER 31, 2001 IS HEREBY INCORPORATED BY REFERENCE.

(B) THE 10-Q REPORTS FILED BY REGISTRANT FOR THE FISCAL QUARTERS ENDING SEPTEMBER 30, 2002, MARCH 31, 2002 AND JUNE 30, 2002, AND THE FORMS 8-K FILED JUNE 14, 2002 AND JUNE 17, 2002, ARE HEREBY INCORPORATED BY REFERENCE.

(C)  NOT APPLICABLE

IN ADDITION, ALL DOCUMENTS SUBSEQUENTLY FILED BY REGISTRANT PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, IF ANY, ARE INCORPORATED BY REFERENCE.

ITEM 4. DESCRIPTION OF SECURITIES

NOT APPLICABLE.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

REGISTRANT'S COUNSEL, MICHAEL J. MORRISON, 1495 RIDGEVIEW DRIVE, SUITE 220, RENO, NV 89509, IS RECEIVING 500,000 SHARES UNDER THIS REGISTRATION. THERE ARE NO OTHER RELEVANT INTERESTS OF EXPERT OR COUNSEL IN THIS FORM THAT REQUIRE DISCLOSURE.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

REGISTRANT'S CHARTER GENERALLY INDEMNIFIES A DIRECTOR OR AN OFFICER AGAINST LIABILITY WHICH HE/SHE INCURS IN HIS/HER CAPACITY.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

NO EXEMPTION FROM REGISTRATION IS HEREBY CLAIMED SINCE THERE IS NO REOFFERING OR RESALE OF RESTRICTED SECURITIES INVOLVED.

ITEM 8. EXHIBITS

EXHIBIT 5 - OPINION OF LEGAL COUNSEL

EXHIBIT 15 - LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

EXHIBIT 23 - CONSENTS OF EXPERTS AND COUNSEL (SEE EXHIBITS 5 AND 15)


                                     4

ITEM 9. UNDERTAKINGS

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

                                 SIGNATURES
                                 ----------

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TORONTO, CANADA, ON November 22, 2002.

ICONET, INC.,
A NEVADA CORPORATION

BY: /s/ RANDY MILLER
------------------------------
  RANDY MILLER, PRESIDENT

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


/s/ RANDY MILLER
------------------------------
RANDY MILLER, PRESIDENT

DATE: November 22, 2002